Second Quarter 2025 Earnings Release

Exhibit 99.1

RPC, Inc. Reports Second Quarter 2025 Financial Results

And Declares Regular Quarterly Cash Dividend

ATLANTA, July 24, 2025 - RPC, Inc. (NYSE: RES) (“RPC” or the “Company”), a leading diversified oilfield services company, announced its unaudited results for the second quarter ended June 30, 2025.

Non-GAAP and adjusted measures, including adjusted revenues, adjusted operating income, adjusted net income, adjusted earnings per share (diluted), EBITDA and adjusted EBITDA, adjusted EBITDA margin, and free cash flow are reconciled to the most comparable GAAP measures in the appendices of this earnings release.

Sequential comparisons are to 1Q:25. The Company believes quarterly sequential comparisons are most useful in assessing industry trends and RPC’s recent financial results. Both sequential and year-over-year comparisons are available in the tables at the end of this earnings release.

Second Quarter 2025 Highlights

●	The Company acquired Pintail Completions (“Pintail”), effective April 1, 2025; Pintail is a leading wireline perforation service provider to blue chip customers in the Permian Basin
●	Revenues increased 26% sequentially to $420.8 million with the inclusion of Pintail. Excluding the $98.9 million in revenues generated by Pintail, adjusted revenues decreased 3% sequentially
●	Net income was $10.1 million, down 16% sequentially, and diluted Earnings Per Share (EPS) was $0.05; Net income margin decreased 120 basis points sequentially to 2.4%
●	Adjusted net income, was $17.5 million, up 46% sequentially, and adjusted diluted Earnings per Share (EPS) was $0.08; Adjusted net income margin increased 60 basis points sequentially to 4.2%
●	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) was $65.6 million, up 34% sequentially; Adjusted EBITDA margin increased 90 basis points sequentially to 15.6%.

Management Commentary

“Downhole tools, coiled tubing, and rental tools all generated sequential revenue increases during the quarter. Wireline revenues benefited from the incorporation of our acquisition of Pintail effective April 1st. Pintail brings significant scale, a blue chip customer base and builds on RPC’s diversified portfolio of companies.” stated Ben M. Palmer, RPC’s President and Chief Executive Officer. “The second quarter results were negatively impacted by our pressure pumping service line as we experienced weaker activity and pricing pressure along with impacts from weather, external non-productive time and customer startup delays during the quarter.”

“The oilfield services market remains challenged by lower commodity prices and macro uncertainties. The diversified service lines, customer base, and geographies across our company provided resiliency during the quarter. Our business leaders have responded to this difficult environment by focusing on efficiencies and cost improvements, passing on increased supplier costs, where possible, and utilizing our balance sheet to opportunistically invest in the business. Competition continues to be intense, but we will remain disciplined focusing on full cycle returns.”

Second Quarter 2025 Earnings Release

Selected Industry Data (Source: Baker Hughes, Inc., U.S. Energy Information Administration)

	2Q:25	1Q:25	Change	% Change	2Q:24	Change	% Change
U.S. rig count (avg)	571	588	(17)	(2.9)%	603	(32)	(5.3)%
Oil price ($/barrel)	$64.74	$71.93	$(7.19)	(10.0)%	$81.78	$(17.04)	(20.8)%
Natural gas ($/Mcf)	$3.20	$4.14	$(0.94)	(22.7)%	$2.07	$1.13	54.6%

2Q:25 Consolidated Financial Results (sequential comparisons versus 1Q:25)

Revenues were $420.8 million, up 26%. Revenues for pressure pumping, the Company’s largest service line, were down 18%, while all other service lines, excluding Pintail’s wireline, increased. Within the Technical Services segment, pressure pumping remained the most challenged, impacted by weather, non-pumping non-productive time and customer startup delays that created unexpected white space, particularly in the month of June. Coiled tubing and downhole tools saw the biggest organic increases versus the prior quarter outside of wireline. Within the Support Services segment, rental tools had a 17% sequential increase during the quarter.

Cost of revenues, which excludes depreciation and amortization of $36.6 million, was $317.7 million, up from $243.9 million. These costs increased 30% during the quarter. The increase was primarily due to the addition of Pintail offset in part by lower pressure pumping activity and change in job mix.

Selling, general and administrative expenses were $40.8 million, down from $42.5 million; as a percent of revenues, SG&A decreased 310 basis points to 9.7% due to a reduction in employment cost related items and SG&A cost leverage from Pintail’s revenue contribution.

Acquisition related employment costs were approximately $6.6 million during 2Q:25 and represent non-cash accounting adjustments related to the Pintail acquisition that are contingent upon continued employment. Acquisition related employment costs totaling $78.6 million are expected to be recognized equally over 12 quarters, representing the contingent service periods.

Interest income totaled $1.6 million, down from the previous quarter, reflecting reduced cash balances after the Pintail acquisition.

Interest expense totaled $1.0 million, up from the previous quarter as a result of the seller note issued in conjunction with the Pintail acquisition.

Income tax provision was $7.2 million, or 41.3% of income before income taxes. The effective tax rate was unusually high mainly due to the Acquisition related employment costs which contributed to a lower pre-tax income and are largely non-deductible.

Net income and diluted EPS were $10.1 million and $0.05, respectively, versus $12.0 million and $0.06, respectively, in 1Q:25. Net income margin decreased 120 basis points sequentially to 2.4%.

Adjusted net income and adjusted diluted EPS were $17.5 million and $0.08, respectively, versus $12.0 million and $0.06, respectively, in 1Q:25. Adjusted net income margin increased 60 basis points sequentially to 4.2%.

Adjusted EBITDA was $65.6 million, up from $48.9 million, due primarily to the contribution from the Pintail acquisition. Adjusted EBITDA margin increased 90 basis points sequentially to 15.6%.

Second Quarter 2025 Earnings Release

Balance Sheet, Cash Flow and Capital Allocation

Cash and cash equivalents were $162.1 million at the end of the second quarter, with no outstanding borrowings under the Company’s $100 million revolving credit facility.

Net cash provided by operating activities and free cash flow were $92.9 million and $17.6 million, respectively, year-to-date through 2Q:25.

Payment of dividends totaled $17.5 million year-to-date through 2Q:25. Additionally, the Board of Directors declared a regular quarterly cash dividend of $0.04 per share, payable on September 10, 2025, to common stockholders of record at the close of business on August 11, 2025.

Share repurchases totaled $2.9 million year-to-date through 2Q:25 all of which related to tax withholding for restricted stock vesting.

Segment Operations (sequential comparisons versus 1Q:25)

Technical Services performs value-added completion, production and maintenance services directly to a customer’s well. These services include pressure pumping, downhole tools, wireline, coiled tubing, cementing, and other offerings.

-	Revenues were 396.8 million, up 27%
-	Operating income was $21.1 million, up 51%
-	Results were driven primarily by the addition of Pintail

Support Services provides equipment for customer use or services to assist customer operations, including rental tools, pipe inspection services and storage.

-	Revenues were $24.1 million, up 14%
-	Operating income was $4.6 million, up 74%
-	Results were driven by higher activity in rental tools and the fixed-cost nature of these service lines

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands)	2025	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Technical Services	$396,754	$311,844	$341,484	$708,598	$697,878
Support Services	24,055	21,033	22,669	45,088	44,108
Total revenues	$420,809	$332,877	$364,153	$753,686	$741,986
Operating income:
Technical Services	$21,123	$14,003	$30,198	$35,126	$62,154
Support Services	4,639	2,661	4,379	7,300	7,978
Corporate expenses	(5,871)	(5,804)	(2,447)	(11,675)	(6,867)
Acquisition related employment costs	(6,554)	—	—	(6,554)	—
Gain on disposition of assets, net	2,199	1,526	3,338	3,725	4,552
Total operating income	$15,536	$12,386	$35,468	$27,922	$67,817
Interest expense	(1,007)	(131)	(99)	(1,138)	(333)
Interest income	1,618	3,395	3,343	5,013	6,308
Other income, net	1,152	885	732	2,037	1,499
Income before income taxes	$17,299	$16,535	$39,444	$33,834	$75,291

Second Quarter 2025 Earnings Release

Conference Call Information

RPC, Inc. will hold a conference call today, July 24, 2025, at 9:00 a.m. ET to discuss the results for the quarter. Interested parties may listen in by accessing a live webcast in the investor relations section of RPC, Inc.’s website at www.rpc.net. The live conference call can also be accessed by calling (888) 440-5966, or (646) 960-0125 for international callers, and using conference ID number 9842359. For those not able to attend the live conference call, a replay will be available in the investor relations section of RPC, Inc.’s website beginning approximately two hours after the call and for a period of 90 days.

About RPC

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of America, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found at www.rpc.net.

Forward Looking Statements

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements that look forward in time or express management’s beliefs, expectations or hopes. In particular, such statements include, without limitation: our belief that our acquisition of Pintail Completions brings a scaled and high-quality company into our portfolio; our belief that Pintail’s strong Permian operations are driven by a blue chip customer base and a highly regarded management team; our belief that Pintail builds on RPC’s diversified portfolio of companies; our belief that the oilfield services market is challenged; our belief that the diversified service lines, customer base, and geographies across our company provide resiliency; our belief that our business leaders have responded to the difficult environment by focusing on efficiencies and cost improvements by passing on increased supplier costs and utilizing our balance sheet to opportunistically invest in the business; our belief that we can pass increased supplier costs to customers; our belief that competition continues to be intense; and our belief that we will remain disciplined and focused on returns. Risk factors that could cause such future events not to occur as expected include the following: the price of oil and natural gas and overall performance of the U.S. economy, both of which can impact capital spending by our customers and demand for our services; business interruptions due to adverse weather conditions; changes in the competitive environment of our industry; political instability in the petroleum-producing regions of the world; the actions of the OPEC oil cartel; our customers’ drilling and production activities; the risk that our assessments, such as regarding the oversupplied nature of oilfield services, will turn out incorrect; and our ability to identify and complete acquisitions and/or other strategic investments or transactions. Additional factors that could cause the actual results to differ materially from management’s projections, forecasts, estimates, and expectations are contained in RPC’s Form 10-K for the year ended December 31, 2024.

For information about RPC, Inc., please contact:

Joshua Large,

Vice President, Corporate Finance and Investor Relations

(404) 321-2152

jlarge@rpc.net

Michael L. Schmit,

Chief Financial Officer

(404) 321-2140

irdept@rpc.net

Second Quarter 2025 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$420,809	$332,877	$364,153	$753,686	$741,986
COSTS AND EXPENSES:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	317,746	243,895	262,284	561,641	538,893
Selling, general and administrative expenses	40,825	42,499	37,406	83,324	77,491
Acquisition related employment costs	6,554	—	—	6,554	—
Depreciation and amortization	42,347	35,623	32,333	77,970	62,337
Gain on disposition of assets, net	(2,199)	(1,526)	(3,338)	(3,725)	(4,552)
Operating income	15,536	12,386	35,468	27,922	67,817
Interest expense	(1,007)	(131)	(99)	(1,138)	(333)
Interest income	1,618	3,395	3,343	5,013	6,308
Other income, net	1,152	885	732	2,037	1,499
Income before income taxes	17,299	16,535	39,444	33,834	75,291
Income tax provision	7,151	4,505	7,025	11,656	15,405
NET INCOME	$10,148	$12,030	$32,419	$22,178	$59,886

EARNINGS PER SHARE
Basic	$0.05	$0.06	$0.15	$0.10	$0.28
Diluted	$0.05	$0.06	$0.15	$0.10	$0.28

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	220,610	215,691	214,844	218,150	214,922
Diluted	220,610	215,691	214,844	218,150	214,922

Second Quarter 2025 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(In thousands)
	June 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Cash and cash equivalents	$162,113	$325,975
Accounts receivable, net	303,353	276,577
Inventories	117,701	107,628
Income taxes receivable	1,305	4,332
Prepaid expenses	13,917	16,136
Retirement plan assets	31,489	—
Other current assets	12,031	2,194
Total current assets	641,909	732,842
Property, plant and equipment, net	560,936	513,516
Operating lease right-of-use assets	24,801	27,465
Finance lease right-of-use assets	5,886	4,400
Goodwill	93,206	50,824
Other intangibles, net	107,135	13,843
Retirement plan assets	—	30,666
Other assets	30,523	12,933
Total assets	$1,464,396	$1,386,489

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable	$132,360	$84,494
Accrued payroll and related expenses	29,931	25,243
Accrued insurance expenses	8,375	7,942
Accrued state, local and other taxes	6,514	3,234
Income taxes payable	5,171	446
Unearned revenue	—	45,376
Current portion of operating lease liabilities	7,185	7,108
Current portion of finance lease liabilities and finance obligations	4,290	3,522
Retirement plan liabilities	23,772	—
Current portion of notes payable	20,000	—
Accrued expenses and other liabilities	5,364	4,548
Total current liabilities	242,962	181,913
Accrued insurance expenses	13,587	12,175
Retirement plan liabilities	—	24,539
Note payable	30,000	—
Operating lease liabilities	18,432	21,724
Finance lease liabilities	1,156	559
Other long-term liabilities	12,827	9,099
Deferred income taxes	54,417	58,189
Total liabilities	373,381	308,198

STOCKHOLDERS' EQUITY
Common stock	22,062	21,494
Capital in excess of par value	—	—
Retained earnings	1,071,483	1,059,625
Accumulated other comprehensive loss	(2,530)	(2,828)
Total stockholders' equity	1,091,015	1,078,291
Total liabilities and stockholders' equity	$1,464,396	$1,386,489

Second Quarter 2025 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	(In thousands)
Six Months Ended June 30,	2025	2024
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net income	$22,178	$59,886
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	77,970	62,337
Acquisition related employment costs	6,554	—
Working capital	(14,824)	56,524
Other operating activities	1,065	5,740
Net cash provided by operating activities	92,943	184,487

INVESTING ACTIVITIES
Capital expenditures	(75,323)	(127,799)
Proceeds from sale of assets	9,496	8,883
Purchase of business, net of cash and debt assumed	(165,656)	—
Net cash used for investing activities	(231,483)	(118,916)

FINANCING ACTIVITIES
Payment of dividends	(17,478)	(17,203)
Repayment of debt assumed at acquisition	(4,502)	—
Cash paid for common stock purchased and retired	(2,868)	(9,858)
Cash paid for finance lease and finance obligations	(474)	(304)
Net cash used for financing activities	(25,322)	(27,365)

Net (decrease) increase in cash and cash equivalents	(163,862)	38,206
Cash and cash equivalents at beginning of period	325,975	223,310
Cash and cash equivalents at end of period	$162,113	$261,516

Non-GAAP Measures

RPC, Inc. has used the non-GAAP financial measures of adjusted revenues, adjusted operating income, adjusted net income, adjusted earnings per shar, adjusted EBITDA, adjusted EBITDA margin and free cash flow in today's earnings release. These measures should not be considered in isolation or as a substitute for performance or liquidity measures prepared in accordance with GAAP. Management believes that presenting these non-GAAP measures enables investors to compare the operating performance of our core business consistently over various time periods, and in the case of Adjusted EBITDA, without regard to changes in our capital structure. Management believes that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating RPC's liquidity. Free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity. Additionally, RPC’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, management believes it is important to view free cash flow as a measure that provides supplemental information to our Condensed Consolidated Statements of Cash Flows. Adjusted measures that exclude revenues and costs related to Pintail’s performance allow for period to period comparison of our core, pre-acquisition business.

Second Quarter 2025 Earnings Release

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Set forth in the appendices below are reconciliations of these non-GAAP measures with their most directly comparable GAAP measures. These reconciliations also appear on RPC, Inc.'s investor website, which can be found at www.rpc.net.

Appendix A

(Unaudited)	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands)	2025	2025	2024	2025	2024
Reconciliation of Operating Income to Adjusted Operating Income

Operating income	$15,536	$12,386	$35,468	$27,922	$67,817
Add: Acquisition related employment costs	6,554	—	—	6,554	—
Adjusted operating income	$22,090	$12,386	$35,468	$34,476	$67,817

Appendix B

(Unaudited)	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands)	2025	2025	2024	2025	2024
Reconciliation of Net Income to Adjusted Net Income

Net income	$10,148	$12,030	$32,419	$22,178	$59,886
Adjustments:
Add: Acquisition related employment costs, before taxes	6,554	—	—	6,554	—
Add: Tax effect of Acquisition related employment costs	802	—	—	802	—
Total adjustments, net of tax	7,356	—	—	7,356	—
Adjusted net income	$17,504	$12,030	$32,419	$29,534	$59,886

(Unaudited)	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Reconciliation of Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Diluted earnings per share	$0.05	$0.06	$0.15	$0.10	$0.28
Adjustments:
Add: Acquisition related employment costs, before taxes	0.03	—	—	0.03	—
Add: Tax effect of Acquisition related employment costs	—	—	—	—	—
Total adjustments, net of tax	0.03	—	—	0.03	—
Adjusted diluted earnings per share	$0.08	$0.06	$0.15	$0.13	$0.28

Weighted average shares outstanding (in thousands)	220,610	215,691	214,844	218,150	214,922

Second Quarter 2025 Earnings Release

Appendix C

(Unaudited)	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands)	2025	2025	2024	2025	2024
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$10,148	$12,030	$32,419	$22,178	$59,886
Adjustments:
Add: Income tax provision	7,151	4,505	7,025	11,656	15,405
Add: Interest expense	1,007	131	99	1,138	333
Add: Depreciation and amortization	42,347	35,623	32,333	77,970	62,337

Less: Interest income	1,618	3,395	3,343	5,013	6,308
EBITDA	$59,035	$48,894	$68,533	$107,929	$131,653

Add: Acquisition related employment costs	6,554	—	—	6,554	—
Adjusted EBITDA	$65,589	$48,894	$68,533	$114,483	$131,653

Revenues	$420,809	$332,877	$364,153	$753,686	$741,986

Net income margin(1)	2.4%	3.6%	8.9%	2.9%	8.1%

Adjusted EBITDA margin(1)	15.6%	14.7%	18.8%	15.2%	17.7%

(1) Net income margin is calculated as net income divided by revenues. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by revenues.

Appendix D

(Unaudited)	Six Months Ended June 30,
(In thousands)	2025	2024
Reconciliation of Operating Cash Flow to Free Cash Flow
Net cash provided by operating activities	$92,943	$184,487
Capital expenditures	(75,323)	(127,799)
Free cash flow	$17,620	$56,688